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                                                               EXHIBIT 4-C

                             CERTIFICATE OF TRUST

     The undersigned, the trustees of U S WEST Financing III desiring to form a business trust pursuant to Delaware Business Trust Act, 12 DEL. C. c. 38 hereby certify as follows:

     5. The name of the business trust being formed hereby (the "Trust") is U S WEST Financing III.

     6. The name and business address of the trustee of the Trust who is a resident of the State of Delaware is as follows:

         Michael J. Majchrzak
         300 King Street
         Wilmington, DE 19801

Dated: March 1,1995

                                       Michael J. Majchrzak
                                       as Trustee

                                         /s/ Michael J. Majchrzak
                                       ---------------------------------


                                       James T. Anderson
                                       as Trustee

                                         /s/ James T. Anderson
                                       ---------------------------------

                                       Charles J. Burdick
                                       as Trustee

                                         /s/ Charles J. Burdick
                                       ---------------------------------

                                        Roger Fox
                                        as Trustee

                                         /s/ Roger Fox
                                       ---------------------------------